UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 7, 2010

Global Gate Property Corp.
(Exact name of registrant as specified in its charter)

Nevada	000-52330	20-3305472
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2519 East Kentucky Ave. Denver, Colorado	80209
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (303)_660-6964

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

  CURRENT REPORT ON FORM 8-K

GLOBAL GATE PROPERTY CORP.

September 7, 2010

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Wai Tak (David) Cheung, age 58, was elected to be a director of our company on September 7, 2010.  Since 2005, Mr. Cheung has held a number of senior management positions, currently acting as the Chief Financial Officer, with JF Household Furnishings Limited, a Hong Kong Stock Exchange (“HKSE”) listed company engaged in the manufacture and sale of home furnishing products and accessories for kitchens and bathrooms.  He currently serves as an independent member of the board of directors of China E-Learning Group Limited, a HKSE-listed distance learning company, and Superb Summit International Timber Company Limited, a HKSE-listed integrated wood products business.  From 2007 to 2009, Mr. Cheung was also an executive director of China Grand Forestry Green Resources Group Limited, a HKSE-listed forestry products business, and in 2007, an independent director of Compass Pacific Holdings Ltd., a HKSE-listed investment business.

Mr. Cheung has extensive experience in capital markets covering a wide range of industries, and has for a number of years advised and structured transactions in both Hong Kong and China.  He has served on the board of directors of several HKSE-listed companies.  Mr. Cheung received a B.Sc. degree in computer science from Washington State University and an M.B.A. from the University of California at Berkeley.  He is a fellow of the Hong Kong Society of Accountants and a member of the American Institute of Certified Public Accountants in California.

Mr. Cheung has not engaged in a related party transaction with us during the last two years.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBAL GATE PROPERTY CORP.

Date: September 7, 2010	By:	/s/Gary S. Ohlbaum
Gary S. Ohlbaum
President, Chief Executive Officer and Chief Financial Officer